                                                                     EXHIBIT 5.1

                           AXELROD, SMITH & KIRSHBAUM
                   An Association of Professional Corporations
                                ATTORNEYS AT LAW
                         5300 Memorial Drive, Suite 700
                            Houston, Texas 77007-8292

Robert D. Axelrod
Paul D. Smith                                          Telephone (713) 861-1996
Daniel R. Kirshbaum                                    Facsimile (713) 552-0202

                                 January 8, 1999

James S. Percell, President
Environmental Safeguards, Inc.
2600 South Loop West, Suite 645
Houston, Texas  77054

Dear Mr. Percell:

         As counsel for Environmental Safeguards, Inc., a Nevada corporation ("Company"), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the resale of 500,000 shares of common stock, par value $.001 per share (the "Common Stock") by a certain security holder of the Company. These shares of Common Stock are currently outstanding shares of the Company's Common Stock owned by a certain security holder of the Company in connection with a December, 1998 private placement.

         We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

Page 2
January 8, 1999

-------------------------

         2. The shares of Common Stock to be resold are validly authorized, validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion."

                                             Very truly yours,

                                             /s/ Axelrod, Smith, & Kirshbaum